Exhibit 99.1

Helio Corporation Reports Continued Progress on NASA SBIR Phase II
QSRM Prototype Testing, Advancing Commercial Prospects

Berkeley, California — February 11, 2026 — Helio Corporation (OTC: HLEO) (“Helio” or the “Company”) today announced continued progress toward commercialization under its Phase II Small Business Innovation Research (SBIR) award with NASA. The program supports the development and testing of Helio’s QuasiStatic Release Mechanism (“QSRM”), a next-generation mechanical release device designed to deploy spacecraft components with negligible shock and minimal force transfer to surrounding structures, advancing a critical enabling technology toward commercial production and broader market adoption.

As the development program continues, upcoming test efforts are intended to fully validate the QSRM design across functional, structural, and environmental conditions, supporting readiness for transition into future flight programs and broader commercial and government applications. The program will initiate further shock testing to validate system robustness under representative launch and separation environments. Additional planned activities include comprehensive latch load characterization to quantify mechanical performance margins under expected operational loads, followed by lifecycle testing designed to demonstrate long-term repeatability and durability across extended actuation cycles. The test campaign will culminate with proof load testing, providing final verification of structural integrity and load-bearing capability in accordance with program requirements. These upcoming test efforts are intended to fully validate the QSRM design across functional, structural, and environmental dimensions, supporting readiness for potential transition into future flight programs and broader commercial and government applications.

“These results reflect the deep technical experience of our engineering team,” said Ed Cabrera, Chairman and Chief Executive Officer of Helio Corporation. “Our work on the QSRM program builds on a long track record of delivering complex, mission-critical hardware under NASA SBIR programs and other government and commercial programs. We view this program not only as a successful technical milestone, but as part of a long-term growth platform that supports sustained commercialization opportunities and the creation of long-term shareholder value.”

Helio has previously announced successful development milestones across multiple NASA SBIR-supported prototype programs, underscoring the Company’s reputation as a trusted problem solver within the space industry. With experience spanning space-qualified mechanisms, power systems, and distributed space arrays, Helio continues to position itself as a key enabler for emerging space infrastructure markets, including space-based solar power, orbital servicing, and next-generation satellite architectures.

The Company believes that technologies developed under the QSRM program have potential applicability beyond the current SBIR effort, supporting a broad range of commercial and government missions that require precise, reliable separation and deployment mechanisms in demanding space environments.

For More Information:

Ed Cabrera

Chairman of the Board and Chief Executive Officer

(956) 225-9639

emcabrera@helio.space

About Helio Corporation

Helio is pioneering a new class of energy infrastructure—space-based power systems aka “Power plants in space” that captures solar energy beyond Earth’s atmosphere and beams it safely and efficiently to the surface. Our vision is to establish orbital energy platforms as a foundational layer of the global power grid, delivering uninterrupted, carbon-free electricity at scale and reshaping how nations power cities, industries, and critical systems. Founded in 2018 as the ‘problem solvers to the space industry,’ Helio designs and delivers world-class space mechanisms, advanced antenna systems, and space design solutions; supporting NASA, private companies, universities, and global space agencies across missions ranging from small-scale programs to flagship space initiatives. We are proud to be a trusted partner to over a dozen space agencies, organizations, and companies across the globe. Our products can be found operating from the Sun to Jupiter. From NASA and European Space Agency to emerging private aerospace firms and academic institutions, we collaborate with some of the most innovative and forward-thinking players in the space industry.

For more information on the new strategic direction, financing initiatives and management additions, please visit www.helio.space to be added to our email list.

Note Regarding Forward Looking Statements:

Some of the matters discussed herein may contain forward-looking statements that involve significant risk and uncertainties. Forward-looking statements can be identified by the use of words like “believes,” “could,” “possibly,” “probably,” “anticipates,” “estimates,” “projects,” “expects,” “may,” “will,” “should,” “seek,” “intend,” “plan,” “expect,” or “consider” or the negative of these expressions or other variations, or by discussions of strategy that involve risks and uncertainties. All forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements, including our ability to obtain financing on acceptable terms or at all, and other risk factors included in the reports we file with the Securities and Exchange Commission (the “Commission”). We base these forward-looking statements on current expectations and projections about future events and the information currently available to us. Although we believe that the assumptions for these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Consequently, no representation or warranty can be given that the estimates, opinions, or assumptions made in or referenced by this press release, including, but not limited to, our ability to obtain financing, will prove to be accurate. We caution you that the forward-looking statements in this press release are only estimates and predictions, or statements or current intent. Actual results or outcomes, or actions that we ultimately undertake, could differ materially from those anticipated in the forward-looking statements due to risks, uncertainties or actual events differing from the assumptions underlying these statements. We caution investors not to rely on the forward-looking statements contained in or made in connection with this press release and encourage investors to review the reports we file with the Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in the Company’s business plans or model.